Exhibit 5.1

June 11, 2012

Concho Resources Inc.

550 West Texas Avenue, Suite 100

Midland, Texas 79701

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Concho Resources Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an aggregate of up to 1,650,000 shares of the common stock under the Concho Resources Inc. 2006 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2012, which common stock may be issued from time to time in accordance with the terms of the Stock Incentive Plan.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the restated certificate of incorporation of the Company, as filed with the Secretary of State of the State of Delaware, (iii) the amended and restated bylaws of the Company, (iv) the Stock Incentive Plan, and (v) certain resolutions adopted by the Board of Directors of the Company. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

We have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, and (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Houston, TX 77002-6760
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

June 11, 2012 Page 2

Based on the foregoing and subject to the limitations set forth herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the common stock has been duly authorized and, when the common stock is issued by the Company in accordance with the terms of the Stock Incentive Plan under which the common stock is issued and the instruments executed pursuant to such Stock Incentive Plan, which govern the awards to which the common stock relates, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. The opinions expressed herein are rendered only to you in connection with the Registration Statement. We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof. The opinions expressed herein may not be relied upon by you for any other purpose, or be furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.